Exhibit 99.1

FOR IMMEDIATE RELEASE

CAMPBELL INVESTOR CONTACT:	CAMPBELL MEDIA CONTACT:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
ken_gosnell@campbellsoup.com	thomas_hushen@campbellsoup.com

THIRD POINT MEDIA CONTACT:
Elissa Doyle
(212) 715-4907
edoyle@thirdpoint.com

CAMPBELL AND THIRD POINT REACH AGREEMENT

CAMDEN, N.J., and NEW YORK, Nov. 26, 2018 - Campbell Soup Company (NYSE: CPB) and Third Point (NYSE: TPRE) announced today that they have reached an agreement with respect to the election of directors at Campbell’s 2018 Annual Meeting of Shareholders and certain other matters. Under the terms of the agreement, following its Nov. 29, 2018 Annual Meeting, Campbell will increase the size of its Board from 12 to 14 members and add two new, independent directors from Third Point’s proposed slate: Sarah Hofstetter, President of Comscore, and Kurt Schmidt, former Director and CEO of Blue Buffalo Company, Ltd. In connection with this settlement, Third Point has agreed to a 12-month standstill and certain support commitments.

The two parties have also agreed that Third Point will provide input into Campbell’s ongoing CEO search process. The final decision regarding the Company’s permanent CEO will be made by the Campbell Board of Directors – including Ms. Hofstetter and Mr. Schmidt. Underscoring the open channels of communication between the parties, Campbell has invited Third Point to present its views at two meetings of the Board and two meetings with Campbell’s CEO within the next 12 months.

As a result of today’s announcement, Third Point has agreed to immediately withdraw its slate of director nominees and support the Company’s slate of directors at the upcoming Annual Meeting. Third Point also will dismiss its litigation against Campbell and withdraw its books and records request.

Additionally, Campbell and Third Point have agreed that the Company will add a third director by the meeting of the Board to be held in May 2019 and will consult with Third Point with respect to the appointment of this additional director.

“We are pleased to have reached an agreement with Third Point that is in the best interests of Campbell shareholders, and we look forward to welcoming both Sarah and Kurt to our Board of Directors,” said Keith McLoughlin, interim President and CEO of Campbell. “We will continue to maintain an active and productive dialogue with all of our shareholders, including Third Point, as we execute our strategic plan and build a stronger and more focused company that creates long-term value for shareholders.”

“Third Point looks forward to working collaboratively with Campbell to improve value for all shareholders at this important time for the Company,” said Daniel S. Loeb, CEO of Third Point. “We are confident that Campbell will find a world-class CEO who is given the necessary support to execute on the strategy to strengthen the Company, and that Sarah and Kurt will provide valuable perspectives to the Campbell Board.”

The complete agreement between Campbell and Third Point will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

Sarah Hofstetter
President of Comscore

Ms. Sarah Hofstetter is the President of Comscore, a global information and analytics company that measures consumer audiences and advertising across media platforms. From April to October 2018, Ms. Hofstetter served as Chairwoman of 360i, a U.S. advertising arm of Dentsu, Inc., a Japanese advertising and public relations company, that has helped its clients capitalize on industry changes. From 2013 until April 2018, Ms. Hofstetter served as Chief Executive Officer of 360i, and from 2006 to 2010 as Senior Vice President, Emerging Media & Brand Strategy. Under Ms. Hofstetter’s stewardship, 360i was named Adweek’s Breakthrough Media Agency of the Year in 2018 and featured in Ad Age’s coveted A-List issue for eight consecutive years from 2011 to 2018. Ms. Hofstetter currently sits on the Board of Directors of American Association of Advertising Agencies (“4A”) and was named to both the 2014 American Advertising Federation Hall of Achievement and the 4A’s list of 100 People Who Make Advertising Great in 2017. Prior to joining 360i, Ms. Hofstetter founded Kayak Communications, a marketing agency focused on developing brand strategy and communications plans for new media brands, where she also served as President from 2004 to 2006. Before starting her own agency, Ms. Hofstetter served in a series of senior leadership positions at Net2Phone, a subsidiary of IDT Corporation, from 1998 to 2004 and at IDT Corporation, a telecommunications company, from 1996 to 1998. Ms. Hofstetter graduated from Queens College, City University of New York with a B.A. in Sociology and Journalism.

Kurt T. Schmidt
Former Director and Chief Executive Officer of Blue Buffalo Company

Mr. Kurt Schmidt is currently retired and formerly served as a director and the Chief Executive Officer of Blue Buffalo Company, Ltd. (“Blue Buffalo”), a pet food company, from 2012 to December 31, 2016. Prior to joining Blue Buffalo, from 2011 to 2012, Mr. Schmidt served as a Deputy Executive Vice President at Nestlé Nutrition at Nestlé S.A. (“Nestlé”), a multinational food and beverage company. At Nestlé, Mr. Schmidt was responsible for the $8 billion global Health & Wellness Division, and he was a member of Nestlé’s Executive Committee. Mr. Schmidt joined Nestlé in 2007 as part of its acquisition of Gerber Products from Novartis, where he was the President and Chief Executive Officer of Gerber Products Company, a baby food and baby products manufacturer, from 2004 to 2007. Mr. Schmidt received a B.S. in Chemistry from the United States Naval Academy and an MBA from the University of Chicago.

About Campbell Soup Company

Campbell (NYSE: CPB) is driven and inspired by our Purpose, “Real food that matters for life’s moments.” For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard and Poor’s 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

About Third Point LLC

Third Point LLC is an alternative investment firm managing $17B in assets for public institutions, private entities and qualified individual clients. The firm was founded in 1995 by Daniel S. Loeb, who serves as Chief Executive Officer and oversees its investment activity. Third Point employs an opportunistic approach to invest globally in equity and credit securities.

Forward-Looking Statements

This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) the company’s ability to execute on and realize the expected benefits from the actions it intends to take as a result of its recent strategy and portfolio review, (2) the ability to differentiate its products and protect its category leading positions, especially in soup; (3) the ability to complete and to realize the projected benefits of planned divestitures and other business portfolio changes; (4) the ability to realize the projected benefits, including cost synergies, from the recent acquisitions of Snyder’s-Lance and Pacific Foods; (5) the ability to realize projected cost savings and benefits from its efficiency and/or restructuring initiatives; (6) the company’s indebtedness and ability to pay such indebtedness; (7) disruptions to the company’s supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (8) the company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (9) the impact of strong competitive responses to the company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (10) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (11) changes in consumer demand for the company’s products and favorable perception of the company’s brands; (12) changing inventory management practices by certain of the company’s key customers; (13) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers maintain significance to the company’s business; (14) product quality and safety issues, including recalls and product liabilities; (15) the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; (16) the uncertainties of litigation and regulatory actions against the company; (17) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (18) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (19) impairment to goodwill or other intangible assets; (20) the company’s ability to protect its intellectual property rights; (21) increased liabilities and costs related to the company’s defined benefit pension plans; (22) a material failure in or breach of the company’s information technology systems; (23) the company’s ability to attract and retain key talent; (24) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (25) unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and (26) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.